Exhibit 99.2

Explanation of Non-GAAP Financial Measures

This Exhibit 99.2 to the accompanying Current Report on Form 8-K for Technology Research Corporation (“TRC”) sets forth the reasons we believe that presentation of financial measures not in accordance with generally accepted accounting principles (GAAP) contained in the earnings press release filed as Exhibit 99.1 to the Current Report on Form 8-K provides useful information to investors regarding TRC’s financial condition and results of operations. To the extent material, this Exhibit also discloses the additional purposes, if any, for which TRC’s management uses these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures with the most directly comparable GAAP financial measures is included in the earnings press release itself.

Operating cash flow is the primary basis used to measure the operational strength of our business. We define operating cash flow as earnings before interest, income taxes, depreciation and amortization expense. This measure eliminates both depreciation expense and the significant level of amortization expense resulting from intangible assets recognized in business combinations. Additionally, it is unaffected by our capital structure or investment activities. Our management and Board of Directors use this financial measure to evaluate our operating performance and to allocate resources and capital. It is also a significant performance measure in our annual incentive compensation programs. We believe that Operating Cash Flow is useful to investors in comparing our operating performance to other companies in our industry, although our measure of Operating Cash Flow may not be directly comparable to similar measures used by other companies.

We reconcile Operating Cash Flow, which is a non-GAAP financial measure, to income from operations, which is the most comparable financial measure calculated and presented in accordance with GAAP.